EXHIBIT  23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO:  The  World  Golf  League,  Inc.


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 14, 2005 relating to the consolidated financial statements of The World Golf League, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

/s/  Ham,  Langston  &  Brezina  LLP
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Houston,  Texas
December  9,  2005

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